MINERAL RIGHTS PARTNERSHIP AGREEMENT

THIS AGREEMENT made as of the 30 day of May 2012.

BETWEEN:

BRAVO RESOURCES INC. (BRA) **PARTIES OF THE FIRST PART**
112 North Curry Street
Carson City Nevada

AND:

SURMI COMPANY N.V. (VENDOR) **OF THE SECOND PART**
Freonsraat 29 - Paramaribo, Suriname SA

WHEREAS:

A. Vendor is the sole beneficial owner of 100% of the mineral claim GMD No. 484/10. The property is located in the district of Sipaliwini, along the left bank of Marowijne River in the Brokopondo mining district of Suriname, South America as described in Schedule "A" attached hereto and forming part hereof (hereinafter together with any form of successor or substitute mineral tenure called the "Claim").

B. The parties now wish to enter into an agreement granting to BRA the exclusive right and option to acquire an undivided 100% of the right, title and interest in and to the Claim on the terms and conditions as hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual promises, covenants and agreements herein contained, the parties hereto agree as follows:

1. INTERPRETATION

1.1 In this Agreement:

(a) "Effective Date" means the date that both parties have signed this Agreement;

(b) "Mineral Products" means the products derived from operating the Claim as a mine;

(c) "Net Smelter Returns" means the proceeds received by BRA from any smelter or other purchaser from the sale of any ores, concentrates or minerals produced from the Claim after deducting from such proceeds the following charges only to the extent that they are not deducted by the smelter or other purchaser in computing the proceeds:

(i) The cost of transportation of the ores, concentrates or minerals from the Claim to such smelter or other purchaser, including related transport;

(ii) Smelting and refining charges including penalties; and

(iii) Marketing costs.

(d) "Option" means the option granted by Vendor to BRA pursuant to Section 3;

(e) "Operating the Claim as a mine" or "Operation of the Claim as a mine" means any or all of the mining, milling, smelting, refining or other recovery of ores, minerals, metals or concentrates or values thereof, derived from the Claim;

(f) "Dollars ($)" means legal currency of AMERICA

2. REPRESENTATIONS AND WARRANTIES

2.1 BRA represents and warrants to Vendor that:

(a) BRA is a body corporate duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction;

(b) BRA has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c) Neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated will conflict with, result in the breach of or accelerate the performance required by any agreement to which BRA is a party; and

(d) The execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of laws of any jurisdiction applicable or pertaining thereto or of BRA's constating documents.

2.2 Vendor represents and warrants to BRA:

(a) The Claim consists of the mineral claim GMD No 484/10. The property is located 74 Miles due South of Paramaribo, the capital city of Suriname, South America which has been duly and validly staked and recorded, as accurately described in Schedule "A", is presently in good standing under the laws of the jurisdiction in which it is located and, except as set forth herein, is free and clear of all liens, charges and encumbrances;

(b) Vendor is the sole beneficial owner of a 100% interest in and to the Claim and has the exclusive right to enter into this Agreement and all necessary authority to dispose of an undivided 100% interest in and to the Claim in accordance with the terms of this Agreement;

(c) No person, firm or corporation has any proprietary or possessory interest in the Claim other than Vendor and no person is entitled to any royalty or other payment in the nature of rent or royalty on any minerals, ores, metals or concentrates or any other such products removed from the Claim;

(d) Neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated will conflict with, result in the breach of or accelerate the performance required by any agreement to which Vendor is a party or by which he is bound;

(e) The execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto.

2.3 The representations and warranties hereinbefore set out are conditions on which the parties have Relied in entering into this Agreement and will survive the acquisition of any interest in the Claim
By BRA and each party will indemnify and save the other party harmless from all loss, damage, Costs, actions and suits arising out of or in connection with any breach or any representation, Warranty, covenant, agreement or condition made by the other party and contained in this Agreement.

3. OPTION

3.1 Vendor hereby gives and grants to BRA the sole and exclusive right and option to acquire an undivided 100% of the right, title and interest of Vendor in and to the Claim, subject only to Vendor receiving the annual payments in accordance with the terms of this Agreement for and in consideration of the following:

(a) BRA, or its permitted assigns, incurring exploration expenditures on the Claims of a minimum of $100,000 on or before December 31, 2012; and

(b) BRA, or its permitted assigns, incurring exploration expenditures on the Claims of a further $125,000 on or before December 31, 2013; and

(c) BRA, or its permitted assigns, incurring exploration expenditures on the Claims of a further $125,000 on or before December 31, 2014.

3.2 BRA agrees to pay Vendor, commencing January 1, 2013, the sum of $25,000 per annum for so long as BRA, or its permitted assigns, holds any interest in the Claims. Failure to make any such annual payment shall result in termination of this Agreement in accordance with Section 5.1.

4. RIGHT OR ENTRY

4.1 Until such time as the Option has been exercised, BRA, its employees, agents and independent contractors, will have the sole and exclusive right and option to:

(a) Enter upon the Claims;

(b) Have exclusive and quiet possession thereof;

(c) Do such prospecting, exploration, development or other mining work thereon and thereunder as BRA in its sole discretion may consider advisable; and

(d) Bring and erect upon the Claims such facilities as BRA may consider advisable.

5. TERMINATION

5.1 Subject to Section 8, this Agreement and the Option will terminate:

(a) On December 31, 2012 at 11:59 P.M., unless on or before that date, BRA has incurred exploration expenditures of a minimum of $100,000 on the Claims;

(b) On December 31, 2013 at 11:59 P.M., unless BRA has incurred a further $125,000 of exploration expenditures on the Claims or

(c) On Dec 31, 2014 at 11:59 P.M., unless BRA has incurred a further $125,000 of exploration expenditures on the Claims or

(d) At 11:59 P.M. on January 1 of each and every year, commencing on January 1, 2013 unless BRA or its successor or assign has paid to Vendor the sum of $25,000 on or before that date.

6. COVENANTS OF VENDOR

6.1 Vendor will:

(a) Not do any act or thing, which would or might in any way adversely, affect the rights of BRA hereunder;

(b) Make available to BRA and its representatives all records and files in the possession of Vendor relating to the Claims and permit BRA and its representatives at its own expense to take abstracts therefrom and make copies thereof; and

(c) Promptly provide BRA with any and all notices and correspondence from government agencies in respect of the Claims.

7. COVENANTS OF BRA

7.1 BRA will:

(a) Keep the Claims free and clear of all liens, charges and encumbrances arising from their operations hereunder and in good standing by the doing and filing of all necessary work and by the doing of all other acts and things and making all other payments which may be necessary in that regard;

(b) Permit Vendor, or its representatives duly authorized by it in writing, at their own risk and expense, access to the Claims at all reasonable times and to all records prepared by BRA in connection with work done on or with respect to the Claims;

(c) BRA will pay Vendor a royalty of 10% of net proceeds from mining activity payable bi annually 30 days after the end of the second and fourth quarters.

(d) Conduct all work on or with respect to the Claims in a careful and miner-like manner and in compliance with all applicable Federal, Provincial and local laws, rules, orders and regulations, and indemnify and save Vendor harmless from any and all Claims, suits, actions made or brought against it as a result of work done by BRA on or with respect to the Claims; and

(d) Obtain and maintain, or cause any contractor engaged hereunder to obtain and maintain, during any period in which active work is carried out hereunder, adequate insurance.

8. EXERCISE OF OPTION

8.1 Once BRA has incurred the exploration expenditures, and made the payments set out in Section 3.1, BRA will, subject to the right of Vendor to receive the obligation of BRA to make the annual payments set out in Section 3.2, own an undivided 100% of Vendor's right, title, and interest in and to the Claims.

9. OBLIGATIONS OF BRA AFTER TERMINATION

9.1 In the event of the termination of the Option, BRA will:

(a) Leave the Claims in good standing for a minimum of one (1) year under all applicable legislation, free and clear of all liens, charges and encumbrances arising from this Agreement or their operations hereunder and in a safe and orderly condition;

(b) Deliver to Vendor within 60 days of its written request a comprehensive report on all work carried out by BRA on the Claims (limited to factual matter only) together with copies of all maps, drill logs, assay results and other technical data compiled by BRA with respect to the Claims;

(c) Have the right, and obligation on demand made by Vendor, to remove from the Claims within six (6) months of the effective date of termination all facilities erected, installed or brought upon the Claims by or at the instance of BRA provided that at the option of Vendor, any or all of facilities not so removed will BRA become the property of Vendor; and

(d) Deliver to Vendor a duly executed transfer in registrable form of an undivided 100% right, title and interest in and to the Claims in favor of Vendor, or its nominee.

10. TRANSFER OF TITLE

10.1 Upon the request of BRA, Vendor will deliver to BRA a duly executed transfer in registrable form of an undivided 100% of Vendor's right, title and interest in and to the Claims in favor of BRA which BRA will be entitled to register against title to the Claims provided that transfer of legal title to the Claims as set forth in this Subsection 10.1 is for administrative convenience only

and beneficial ownership of an undivided 100% interest in the Claims will pass to BRA only in accordance with the terms and conditions of this Agreement.

11. REGISTRATION OF AGREEMENT

11.1 Notwithstanding Section 10 of this Agreement, BRA or Vendor will have the right at any time to register this Agreement or a Memorandum thereof against title to the Claims.

12. DISPOSITION OF CLAIMS

12.1 BRA may at any time sell, transfer or otherwise dispose of all or any portion of its interest in and to the Claims and this Agreement provided that, at any time, BRA has first obtained the consent

In writing of Vendor, such consent not to be unreasonably withheld and further provided that, at any time during the currency of this Agreement, any purchaser, grantee or transferee of any such interest will have first delivered to Vendor its agreement related to this Agreement and to the Claims, containing:

(a) A covenant with Vendor by such transferee to perform all the obligations of BRA to be performed under this Agreement in respect of the interest to be acquired by it from BRA, and

(b) A provision subjecting any further sale, transfer or other disposition of such interest in the Claims and this Agreement or any portion thereof to the restrictions contained in this Subsection 12.1.

12.2 The provisions or Subsection 13.1 of this Agreement will not prevent either party from entering into an amalgamation or corporate reorganization which will have the effect in law of the amalgamated or surviving company possessing all the property, rights and interests and being subject to all the debts, liabilities and obligations of each amalgamating or predecessor company.

13. ABANDONMENT OF PROPERTY

13.1 BRA shall have the unfettered right at any time after the exercise of the Option to abandon all or any part of its interest in the Claims by delivering a notice in writing of their intention to do so to Vendor, such notice to list the part or parts of the Claims to be abandoned, and if within 30 days of receipt of such notice Vendor delivers to BRA a notice ("Reacquisition Notice") stating its intention to reacquire all or part or parts of the Claims, BRA will deliver to Vendor duly executed recordable transfers of its interest in such part or parts of the Claims as Vendor has set forth in the Reacquisition Notice, such part or parts to be in good standing for at least one year beyond the date of delivery of such transfers and to be free and clear of all liens, charges, and encumbrances arising from the operations of BRA or its agents or subcontractors hereunder.

14. CONFIDENTIAL NATURE OF INFORMATION

14.1 The parties agree that all information obtained from the work carried out hereunder and under the operation of this Agreement will be the exclusive property of the parties and will not be used other than for the activities contemplated hereunder except as required by law or by the rules and regulations of any regulatory authority having jurisdiction, or with the written consent of both parties, such consent not to be unreasonably withheld. Notwithstanding the foregoing, it is

understood and agreed that a party will not be liable to the other party for the fraudulent or negligent disclosure of information by any of its employees, servants or agents, provided that such party has taken reasonable steps to ensure the preservation of the confidential nature of such information.

15. FURTHER ASSURANCES

15.1 The parties hereto agree that they and each of them will execute all documents and do all acts and things within their respective powers to carry out and implement the provisions or intent of this Agreement.

16. NOTICE

16.1 Any notice, direction or other instrument required or permitted to be given under this Agreement will be in writing and will be given by the delivery or the same or by mailing the same by prepaid registered or certified mail in each case addressed as follows:

(a) If to Vendor SURMI COMPANY N.V.

(b) If to BRAVO RESOURCES INC.

16.2 Any notice, direction or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the fifth business day following the day of mailing, except in the event of disruption of the postal services in which event notice will be deemed to be received only when actually received.

16.3 Any party may at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice, the address or addresses therein specified will be deemed to be the address of such party for the purpose of giving notice hereunder.

17. HEADINGS

17.1 The headings to the respective sections herein will not be deemed part of this Agreement but will be regarded as having been used for convenience only.

18. DEFAULT

18.1 If any party (a "Defaulting Party") is in default of any requirement herein set forth other than the provisions of Section 5 for which notice of default need not be given, the party affected by such default will give written notice to the defaulting Party specifying the default and the Defaulting Party will not lose any rights under this Agreement, unless within 30 days after the giving of notice of default by the affected party the Defaulting Party has cured the default by the appropriate performance and if the Defaulting Party fails within such period to cure any such default, the affected party will be entitled to seek any remedy it may have on account of such

default.

19. PAYMENT

19.1 All references to monies hereunder will be in Canadian funds except where otherwise designated. All payments to be made to any party hereunder will be mailed or delivered to such party at its address for notice purposes as provided herein, or for the account of such party at such bank or banks in Canada as such party may designate from time to time by written notice. Said bank or banks will be deemed the agent of the designating party for the purpose of receiving and collecting such payment.

20. ENUREMENT

20.1 Subject to Section 13, this Agreement will ensure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

21. TERMS

21.1 The terms and provisions of this Agreement shall be interpreted in accordance with the laws of Washington.

22. FORCE MAJEURE

22.1 No party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its control (except those caused by its own lack of funds) including, but not limited to acts of God, fire, flood, explosion, strikes, lockouts or other industrial disturbances, laws, rules and regulations or orders of any duly constituted governmental authority or non-availability of materials or transportation (each an "Intervening Event").

22.2 All time limits imposed by this Agreement, other than those imposed by Section 5, will be extended by a period equivalent to the period of delay resulting from an Intervening Event described in Subsection.

22.3 A party relying on the provisions of Subsection 23.1 will take all reasonable steps to eliminate an Intervening Event and, if possible, will perform its obligations under this Agreement as far as practical, but nothing herein will require such party to settle or adjust any labor dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to complete its obligations under this Agreement if an Intervening Event renders completion impossible.

23. ENTIRE AGREEMENT

23.1 This Agreement constitutes the entire agreement between the parties and replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether verbal or written, express or implied, statutory or otherwise between the parties with respect to the subject matter herein.

24. TIME OF ESSENCE

24.1 Time will be of the essence in this Agreement.

25. ENFORCEMENT OF AGREEMENT

25.1 The covenants, promises, terms and conditions contained herein will be binding upon the parties jointly and severally and may be enforced by each as against each other inter se.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

SURMI COMPANY N.V.

By:

____
Signature of Witness

____
Printed Name of Witness

BRAVO RESOURCES INC.

Per: Richard Alexander